Exhibit 4.1

Execution Version

PFIZER INVESTMENT ENTERPRISES PTE. LTD.,

as Issuer

PFIZER INC.,

as Parent Guarantor

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of

May 19, 2023

DEBT SECURITIES

Reconciliation and tie between

Trust Indenture Act of 1939 and Indenture*

Trust Indenture Act Section	Indenture Section
§ 310 (a)	11.06(a), 16.02
(b)	11.02(d), 11.06(b), 11.07(1),
15.02
(b)(1)	11.06(b), 16.02
§ 311	11.02(d), 16.02
§ 312	14.02(d), 16.02
(b)	11.12, 16.02
(c)	11.12, 16.02
§ 313 (a)	10.01(a), 16.02
§ 314	16.02
§ 315 (e)	11.07, 16.02
§ 316	16.02
§ 317	16.02
§ 318	16.02

*	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS*

i

*	The Table of Contents is not part of the Indenture.

INDENTURE, dated as of May 19, 2023, among PFIZER INVESTMENT ENTERPRISES PTE. LTD., a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Issuer”), PFIZER INC., a Delaware corporation (the “Parent Guarantor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Parent Guarantor beneficially owns 100% of the issued and outstanding share capital of the Issuer;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture;

WHEREAS, each series of Securities issued by the Issuer under this Indenture shall be guaranteed by the Parent Guarantor; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Parent Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)    unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)    references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires.

Section 1.01    Definitions.

Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth:

Affiliate:

The term “Affiliate,” with respect to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Authenticating Agent:

The term “Authenticating Agent” shall have the meaning assigned to it in Section 11.11.

Authorized Agent:

The term “Authorized Agent” shall have the same meaning assigned to it in Section 16.11.

Authorized Officers:

The term “Authorized Officers” shall have the same meaning assigned to it in Section 16.03.

Board of Directors:

The term “Board of Directors” shall mean, as to any Person, the board of directors or managers, as applicable, of such Person or an executive or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of a Person (or, in the case of the Issuer, a director of the Issuer) to have been duly adopted by the Board of Directors (or by a committee of or established by the Board of Directors to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or such location are authorized or obligated by law, regulation or executive order to close.

Capital Stock:

The term “Capital Stock” shall mean:

(a)    in the case of a corporation, corporate stock;

(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Code:

The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

Corporate Trust Office:

The term “Corporate Trust Office,” or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street – 7W, New York, New York 10286, Attention: Corporate Trust Division – Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

Currency:

The term “Currency” shall mean U.S. Dollars or Foreign Currency.

Default:

The term “Default” shall have the meaning assigned to it in Section 11.03.

Defaulted Interest:

The term “Defaulted Interest” shall have the same meaning assigned to it in Section 3.08(b).

Depositary:

The term “Depositary” shall mean, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, each Person designated as Depositary by the Issuer pursuant to Section 3.01 until one or more successor Depositaries shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Designated Currency:

The term “Designated Currency” shall have the same meaning assigned to it in Section 3.12.

Discharged:

The term “Discharged” shall have the meaning assigned to it in Section 12.03.

DTC:

The term “DTC” shall mean The Depository Trust Company and its successors.

Electronic Means:

The term “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Event of Default:

The term “Event of Default” shall have the meaning specified in Section 7.01.

Exchange Act:

The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Foreign Currency:

The term “Foreign Currency” shall mean a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

GAAP:

The term “GAAP,” with respect to any computations required or permitted hereunder, shall mean generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however, if the Parent Guarantor is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including, but not limited to, the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

Global Security:

The term “Global Security” shall mean any Security that evidences all or part of a series of Securities, issued in fully registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(f).

Guarantee:

The term “Guarantee” shall mean the guarantee of the Issuer’s obligations under the Securities by the Parent Guarantor as provided in Article XV.

Holder; Holder of Securities:

The terms “Holder” and “Holder of Securities” are defined under “Securityholder; Holder of Securities; Holder.”

Indenture:

The term “Indenture” or “this Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further, that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

Individual Securities:

The term “Individual Securities” shall have the meaning specified in Section 3.01(p).

Instructions:

The term “Instructions” shall have the same meaning assigned to it in Section 16.03.

Interest:

The term “interest” shall mean, unless the context otherwise requires, interest payable on any Securities, and with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

Interest Payment Date:

The term “Interest Payment Date” shall mean, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

Issuer:

The term “Issuer” shall mean the Person named as the “Issuer” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Order:

The term “Issuer Order” shall mean a written order signed in the name of the Issuer by any Officer and delivered to the Trustee.

Mandatory Sinking Fund Payment:

The term “Mandatory Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Maturity:

The term “Maturity,” with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

Members:

The term “Members” shall have the meaning assigned to it in Section 3.03(h).

Officer:

The term “Officer” shall mean, with respect to any Person, any of the Chairman of the Board of Directors, any director, Chief Executive Officer, Chief Financial Officer, President, an Executive Vice Present, a Senior Vice President, a Vice President, Treasurer or Assistant Treasurer, Controller, Secretary or Assistant Secretary.

Officer’s Certificate:

The term “Officer’s Certificate” shall mean a certificate signed by any Officer and delivered to the Trustee.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion, acceptable to the Trustee, in writing signed by legal counsel, who may be an employee of or of counsel to the Parent Guarantor or its Subsidiaries and delivered to the Trustee.

Optional Sinking Fund Payment:

The term “Optional Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder, or any successor provision, and any other Security designated by the Issuer as issued with original issue discount for United States federal income tax purposes.

Outstanding:

The term “Outstanding,” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)    Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Issuer’s obligations have been Discharged; and

(c)    Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action hereunder, Securities owned by the Issuer, the Parent Guarantor or any other obligor upon the Securities of such series or any Affiliate of the Issuer, the Parent Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Issuer, the Parent Guarantor or any other obligor upon such Securities or any Affiliate of the Issuer, the Parent Guarantor or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

Parent Guarantor:

The term “Parent Guarantor” shall mean the Person named as the “Parent Guarantor” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

Paying Agent:

The term “Paying Agent” shall have the meaning assigned to it in Section 6.02(a).

Person:

The term “Person” shall mean any individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof or other entity.

Place of Payment:

The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.01.

Predecessor Security:

The term “Predecessor Security” shall mean, with respect to any Security, every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed or stolen Security.

Record Date:

The term “Record Date” shall mean, with respect to any interest payable on any Security on any Interest Payment Date, any date specified in such Security or pursuant to Section 3.01 with respect to such Security as the record date for the payment of interest.

Redemption Date:

The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

Redemption Price:

The term “Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, shall mean the price at which it is to be redeemed pursuant to the terms of the applicable Security and this Indenture. The Trustee shall not be responsible for calculating the Redemption Price.

Register:

The term “Register” shall have the meaning assigned to it in Section 3.05(a).

Registrar:

The term “Registrar” shall have the meaning assigned to it in Section 3.05(a).

Responsible Officers:

The term “Responsible Officers” of the Trustee hereunder shall mean, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Sanctions:

The term “Sanctions” shall have the same meaning assigned to it in Section 16.12.

SEC:

The term “SEC” shall mean the United States Securities and Exchange Commission, as constituted from time to time.

Security:

The term “Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Custodian:

The term “Security Custodian” shall mean the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

Securityholder; Holder of Securities; Holder:

The term “Securityholder” or “Holder of Securities” or “Holder,” shall mean the Person in whose name Securities shall be registered in the Register kept for that purpose hereunder.

Special Record Date:

The term “Special Record Date” shall have the meaning assigned to it in Section 3.08(b)(i).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security or pursuant to Section 3.01 with respect to such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

Subsidiary:

The term “Subsidiary,” when used with respect to any Person, shall mean an entity of which more than 50% of the outstanding capital stock having ordinary voting power (other than Capital Stock having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

Successor Issuer:

The term “Successor Issuer” shall have the meaning assigned to it in Section 3.06(h).

Trust Indenture Act; TIA:

The term “Trust Indenture Act” or “TIA” shall mean the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

Trustee:

The term “Trustee” shall mean the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

United States:

The term “United States” shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

U.S. Dollars:

The term “U.S. Dollars” shall mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall have the meaning assigned to it in Section 12.03.

ARTICLE II

FORMS OF SECURITIES

Section 2.01    Terms of the Securities.

(a)    The Securities of each series shall be substantially in the form set forth in a Board Resolution of the Issuer, an Issuer Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this

Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by any of the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)    The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02    Form of Trustee’s Certificate of Authentication.

(a)    Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual or electronic signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)    Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.01.

(c)    The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Section 2.03    Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	THE BANK OF NEW YORK MELLON, as Trustee

	By:	[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

Section 3.01    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. The title and terms on each series of Securities shall be as set forth in a Board Resolution of the Issuer, Issuer Order or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)    the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 3.07, 4.06, or 14.05);

(c)    the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)    the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)    if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(f)    if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method, including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)    if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)    the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuer in respect of the Securities of such series may be made;

(i)    the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(j)    the obligation or right, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)    if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(m)    [Reserved];

(n)    whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(o)    if the provisions of Article XII hereof shall not be applicable with respect to the Securities of such series; or any addition to or change in the provisions of Article XII and, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee pursuant to Section 12.08;

(p)    whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

(q)    the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(r)    the form or forms of the Securities of the series including such legends as may be required by applicable law;

(s)    if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Parent Guarantor), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(t)    whether the Securities of such series are subject to subordination and the terms of such subordination;

(u)    whether the Securities of such series are to be secured and the terms of such security;

(v)    any restriction or condition on the transferability of the Securities of such series;

(w)    any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(x)    any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to Securities of such series;

(y)    provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(z)    any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(aa)    any addition to or change in the covenants set forth in Article VI which applies to Securities of the series; and

(bb)    any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Board Resolution of the Issuer, an Issuer Order or in one or more indentures supplemental hereto.

Unless otherwise specified with respect to the Securities of any series pursuant to this Section 3.01, the Issuer may, at its option, at any time and from time to time, issue additional Securities of any series of Securities previously issued under this Indenture which together shall constitute a single series of Securities under this Indenture.

Section 3.02    Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03    Execution, Authentication, Delivery and Dating.

(a)    The Securities shall be executed in the name and on behalf of the Issuer by the manual, electronic or facsimile signature of any Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b)    At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture or Issuer Order setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Issuer. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)    In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 11.02, shall be fully protected in relying upon:

(i)    the Board Resolution, and if the form and terms of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate, or is established pursuant to a supplemental indenture, such supplemental indenture;

(ii)    an Officer’s Certificate delivered in accordance with Section 16.01; and

(iii)    an Opinion of Counsel, delivered in accordance with Section 16.01, which shall state:

(A)    that the form and terms of such Securities has been established in conformity with the provisions of this Indenture; and

(B)    that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(d)    Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

(e)    Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once prior to the authentication and delivery of the first Security of such series;

(f)    If the Issuer shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g)    Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h)    Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary shall be treated by the Issuer, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i)    No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual or electronic signature of an authorized signatory of the Trustee or Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04    Temporary Securities.

(a)    Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Securities that are printed, typewritten, photocopied or otherwise reproduced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Issuer and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)    If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Issuer in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)    Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05    Registrar.

(a)    The Issuer will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Issuer may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)    The Issuer shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.04. The Issuer or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c)    The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

Section 3.06    Transfer and Exchange.

(a)    Transfer.

(i)    Upon surrender for registration of transfer of any Security of any series at the Registrar the Issuer shall execute, and the Trustee or any

Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Issuer or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii)    Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b)    Exchange.

(i)    At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii)    Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee or Authenticating Agent shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c)    Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

(i)    Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(g) and, in each case, a successor Depositary is not appointed by the Issuer within 90 days of such notice, or (B) the Issuer executes and delivers to the Trustee and the Registrar an Issuer Order stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of Individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

(ii)    The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)    the Security Custodian and Registrar shall notify the Issuer and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)    the Issuer shall promptly execute and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)    the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

(iii)    If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

(A)    to each Person specified by such Depositary, a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)    to such Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

(iv)    In any exchange provided for in clauses (i) through (iii), the Issuer will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

(v)    Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d)    All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e)    Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f)    No service charge will be made for any registration of transfer or exchange of Securities. The Issuer or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Issuer’s own expense or without expense or charge to the Holders.

(g)    The Issuer shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.02 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)    In case a successor Issuer (“Successor Issuer”) has executed an indenture supplemental hereto with the Trustee pursuant to Section 6.04 or Section 6.05, any of the Securities previously authenticated or delivered may, from time to time, at the request of the Successor Issuer, be exchanged for other Securities executed in the name of the Successor Issuer with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Issuer, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Issuer pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Issuer, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(i)    None of the Trustee, the Paying Agent and the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)    Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07    Mutilated, Destroyed, Lost and Stolen Securities.

(a)    If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Issuer nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, such that neither gain nor loss in interest shall result from such exchange or substitution.

(b)    In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)    Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)    Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08    Payment of Interest; Interest Rights Preserved.

(a)    Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if provided pursuant to Section 3.01, by wire transfer to an account designated by the Holder.

(b)    Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name of and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 16.04, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)    The Issuer may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)    Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09    Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Issuer upon its request therefor. The acquisition of any Securities by the Issuer shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10    Computation of Interest. Except as otherwise specified pursuant to Section 3.01, for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11    Currency of Payments in Respect of Securities.

(a)    Except as otherwise specified pursuant to Section 3.01, for Securities of any series, payment of the principal of and premium, if any, and interest on Securities of such series will be made in U.S. Dollars.

(b)    For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Issuer of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Issuer, as the case may be.

(c)    Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Issuer; provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Issuer at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee and all Holders of the Securities.

(d)    Neither the Trustee nor the Paying Agent shall have any responsibility for converting any Securities or payments from one currency to another, obtaining any exchange rates or otherwise effecting any conversions or calculations hereunder.

Section 3.12    Judgments. The Issuer may provide pursuant to Section 3.01 for Securities of any series that (a) the obligation, if any, of the Issuer to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Issuer to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Issuer not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 3.13    CUSIP Numbers. The Issuer in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange or other notice to Holders with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to Holders and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01    Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to

Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02    Selection of Securities to be Redeemed.

(a)    If the Issuer shall at any time elect to redeem less than all of the Securities of a series then Outstanding, it shall at least five days prior to the date that the notice of redemption is to be given (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Notes to be redeemed shall be selected by lot or pursuant to applicable Depositary procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Issuer in writing of the Securities and portions of Securities so selected.

(b)    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Issuer shall so direct, Securities registered in the name of the Issuer, the Parent Guarantor, any Affiliate or any Subsidiary of the Parent Guarantor or the Issuer shall not be included in the Securities selected for redemption.

Section 4.03    Notice of Redemption.

(a)    Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name of and at the expense of the Issuer, not less than 10 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 16.04. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series. Any such notice of redemption shall also be given to the Trustee at least five days prior to the date that such notice of redemption is to be given to the Holders (unless a shorter period shall be satisfactory to the Trustee).

(b)    All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available along with the statement in Section 3.13) and shall state:

(i)    such election by the Issuer to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

(ii)    the Redemption Date;

(iii)    the Redemption Price;

(iv)    if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi)    the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(vii)    that the redemption is for a sinking fund, if such is the case; and

(viii)    the applicable conditions to such redemption, if any.

A notice of redemption published as contemplated by Section 16.04 need not identify particular Securities to be redeemed.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Issuer’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

Section 4.04    Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on the Redemption Date for any Securities, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05    Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Issuer shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate borne by or prescribed in such Securities.

Section 4.06    Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Issuer as is specified in the notice of redemption with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V

SINKING FUNDS

Section 5.01    Applicability of Sinking Fund.

(a)    Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Article IV for Securities of such series; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b)    The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02    Satisfaction of Sinking Fund Payments with Securities. The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted Optional Sinking Fund Payments and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in such Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 5.03    Redemption of Securities for Sinking Fund. Not less than 10 days prior to each sinking fund payment date for any Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 5.02 and stating the basis for such credit and that such Securities have not been previously so credited and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Securities to be redeemed upon such sinking fund payment date shall be selected in the manner specified in Section 4.02 and the Trustee, as directed in writing by the Issuer, shall cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 4.03. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.05 and 4.06. On or before 10:00 a.m., New York City time, on the sinking fund payment date, the Issuer shall deposit with the Paying Agent funds sufficient to pay the amounts due plus accrued interest, if any.

ARTICLE VI

COVENANTS

Section 6.01    Payments of Securities. The Issuer will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02    Paying Agent.

(a)    The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served (the “Paying Agent”). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

(b)    The Issuer may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Issuer shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. The Issuer or any Affiliate thereof (including the Parent Guarantor) may act as Paying Agent.

Section 6.03    To Hold Payment in Trust.

(a)    If the Issuer or an Affiliate thereof (including the Parent Guarantor) shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Issuer or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Issuer or any Affiliate thereof, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Issuer or such Affiliate as Paying Agent.

(b)    If the Issuer shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 10:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Issuer will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Issuer or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c)    If the Paying Agent shall be other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i)    hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(ii)    give to the Trustee notice of any Default by the Issuer or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

(iii)    at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)    Anything in this Section 6.03 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent.

(e)    Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or an Affiliate, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer upon Issuer Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Issuer, or (if then held by the Issuer or an Affiliate) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 6.04    Merger, Consolidation and Sale of Assets.

(a)    Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Issuer or the Parent Guarantor with or into any other Person or Persons (whether or not affiliated with the Issuer or the Parent Guarantor, as applicable), or successive consolidations or mergers in which the Issuer or the Parent Guarantor, or their successor or successors, shall be a party or parties, or shall prevent any conveyance or transfer of the properties and assets of the Issuer or the Parent Guarantor as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Issuer or the Parent Guarantor, as applicable) lawfully entitled to acquire the same; provided, however, and the Issuer and the Parent Guarantor, as applicable, each hereby covenants and agrees, that upon any such consolidation, merger, conveyance or transfer, (i) (x) in the case of the Issuer, the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer, or (y) in the case of the Parent Guarantor, the performance of the Guarantee and the performance and observance of all the covenants and conditions of this Indenture to be performed by the Parent Guarantor, shall, in either case, be expressly assumed, by indenture supplemental hereto, in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by the Person (if other than the Issuer or the Parent Guarantor, as the case may be) formed by such consolidation, or into which the Issuer or the Parent Guarantor, as the case may be, shall have been merged, or by the Person which shall have acquired such properties and assets, and (ii) the Issuer or the Parent Guarantor, as the case may be, shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 6.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and that it constitutes the legal, valid and binding obligation of the successor, subject to customary exceptions.

(b)    Upon any consolidation of the Issuer or the Parent Guarantor with, or merger of the Issuer or the Parent Guarantor into, any other Person or any conveyance or transfer of the properties and assets of the Issuer or the Parent Guarantor as an entirety or substantially as an entirety in accordance with Section (a) above, the successor Person formed by such consolidation or into which the Issuer or the Parent Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Parent Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Parent Guarantor, as the case may be, herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 6.05    Substitution of Obligor.

(a)    The Issuer and the Parent Guarantor may at any time, without the consent of any Holders, arrange for and cause the substitution of the Issuer as the principal obligor by the Parent Guarantor (including any successor Parent Guarantor pursuant to Section 6.04) in respect of each series of Securities then Outstanding, if, immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing (other than a Default or Event of Default that would be cured by such substitution); provided that such substitution shall be conditioned upon the Parent Guarantor executing an indenture supplemental hereto in which it agrees to be bound by the terms of this Indenture and the Securities of such series as fully as if the Parent Guarantor had been named in this Indenture and on the Securities of such series in place of the Issuer.

(b)    Upon the substitution of the Issuer by the Parent Guarantor in accordance with this Section 6.05, the Parent Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Parent Guarantor had been named as the Issuer herein, and thereafter (i) the Issuer shall be relieved of all obligations and covenants under this Indenture and the Securities and (ii) the Parent Guarantor shall be relieved of all obligations with respect to the Guarantee under Article XV.

Section 6.06    Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Issuer and/or the Parent Guarantor may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Issuer shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VIII) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding (except as to a covenant or condition which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected, in which case the consent of the Holder of each Outstanding Security of such series affected shall be required), either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Issuer and/or the Parent Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.07    Statement by Officers as to Default. Unless specifically provided for with respect to any series of Securities under Section 3.01, the Issuer will deliver to the Trustee, on or before June 1 of each calendar year or on or before such other day in each calendar year as the Issuer and the Trustee may from time to time agree upon, an Officer’s Certificate, stating whether or not, to the best knowledge of the signers thereof, the Issuer is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Any notice required to be given under this Section 6.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 6.08    Issuer Assets and Operations. Prior to a substitution of the Issuer by the Parent Guarantor pursuant to Section 6.05, the Issuer shall remain a wholly-owned subsidiary of the Parent Guarantor (or any successor Parent Guarantor under Section 6.04) at all times and shall not have any assets or operations that would cause the Issuer to fail to qualify as a “finance subsidiary” (as such term is used in Rule 13-01 under Regulation S-X promulgated by the SEC (or any successor provision)) of the Parent Guarantor (or any such successor to the Parent Guarantor).

ARTICLE VII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 7.01    Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean any of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a)    the failure of the Issuer to pay any installment of interest on any Security of such series when and as the same shall become payable, which failure shall have continued unremedied for a period of 60 days; provided, however, that if the Issuer is permitted by the terms of the Securities of such series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Issuer is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Securities;

(b)    the failure of the Issuer to pay the principal of (and premium, if any, on) any Security of such series at Maturity;

(c)    the failure of the Issuer to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 60 days;

(d)    the failure of the Issuer or the Parent Guarantor, subject to the provisions of Section 6.06, to perform any covenants contained in this Indenture (or the terms of the Securities of such series or a supplemental indenture establishing such series) (other than a covenant which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series or other than a covenant a default in the performance of which is elsewhere in this Section 7.01 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice (by registered or certified mail) shall have been given to the Issuer by the Trustee or shall have been given to the Issuer and the Trustee by Holders of 33% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Issuer or the Parent Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer or the Parent Guarantor, within such period and is being diligently pursued;

(e)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of either the Issuer or the Parent Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) a decree or order adjudging either the Issuer or the Parent Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either the Issuer or the Parent Guarantor, as the case may be, under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official or officer) of either the Issuer or the Parent Guarantor or of substantially all the property of either the Issuer or the Parent Guarantor or ordering the winding-

up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(f)    the commencement by either the Issuer or the Parent Guarantor of a voluntary case or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by either the Issuer or the Parent Guarantor to the entry of an order for relief in an involuntary case under any such law, or the consent by either the Issuer or the Parent Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Issuer or the Parent Guarantor, as the case may be, or of substantially all the property of the Issuer or the Parent Guarantor or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or authorization of any such action by the Board of Directors of the Issuer or the Parent Guarantor, as the case may be;

(g)    the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or the Parent Guarantor denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with this Indenture; or

(h)    the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01; provided, however, that no event described in this clause (h) shall constitute an Event of Default hereunder until the Trustee or the Holders of 33% or more in aggregate principal amount of the Securities of such series then Outstanding, notify the Issuer (and the Trustee in case of notice by the Holders) of the Default, specifying the Default, requiring the Issuer or the Parent Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder.

Section 7.02    Acceleration; Rescission and Annulment.

(a)    Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 33% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued and unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Issuer and the Parent Guarantor (and to the Trustee if given by Holders), and upon any such acceleration such principal amount (or specified amount) and accrued and unpaid interest thereon shall become immediately due and payable. Upon payment of such amounts in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.01), all obligations of the Issuer and the Parent Guarantor in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b)    The provisions of Section 7.02(a), however, are subject to the condition that, at any time after the principal and accrued and unpaid interest on all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequence shall, without further act, be deemed to have been rescinded and annulled, if:

(i)    the Issuer or the Parent Guarantor has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 7.01(h) and except as otherwise provided pursuant to Section 3.01) sufficient to pay:

(A)    all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.04 (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

(B)    all accrued and unpaid interest, if any, upon all the Securities of such series with interest thereon to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by or prescribed in such Securities; and

(C)    the principal of and accrued and unpaid premium, if any, on any Securities of such series that have become due otherwise than by such acceleration with interest thereon to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by or prescribed in such Securities; and

(ii)    every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such acceleration, have been cured or waived as provided in Section 7.06.

(c)    No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)    For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such acceleration, unless such acceleration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03    Other Remedies. If the Issuer shall fail for a period of 60 days to pay any installment of interest on the Securities of any series or shall fail to pay any principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by acceleration as authorized by this Indenture, or otherwise, or shall fail for a period of 60 days to make any required sinking fund payment as to a series of Securities, then, upon demand of the Trustee, the Issuer will pay to the Paying Agent for the benefit of the Holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Securities of such series for principal, premium, if any, and accrued and unpaid interest, with interest (so far as the same may be legally enforceable) on the overdue principal and on the overdue premium, if any, and accrued and unpaid interest at the rate borne by or prescribed in such Securities, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.04.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Parent Guarantor or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Issuer, the Parent Guarantor or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 11.04, shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 7.04    Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Issuer shall be in Default in respect of the payment of the principal of, premium, if any, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Issuer, the Parent Guarantor or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 11.04; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.

Section 7.05    Priorities. Any moneys or properties collected by the Trustee with respect to a series of Securities under this Article VII or, after an Event of Default, any money or other property distributable in respect of the Issuer’s and Parent Guarantor’s obligations under this Indenture shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 11.04.

Second: Subject to the subordination provisions in any series of Securities designated as subordinated pursuant to Section 3.01, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Outstanding Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Outstanding Securities for principal and any premium and interest, respectively.

Any surplus then remaining shall be paid to the Issuer or as directed by a court of competent jurisdiction.

Section 7.06    Control by Securityholders; Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee pursuant to this Indenture, or of exercising any trust or power hereby conferred upon the Trustee pursuant to this Indenture with respect to the Securities of such series; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, conflicts with this Indenture, or would be unduly prejudicial to Holders not joining in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or would involve the Trustee in personal liability. Prior to any acceleration of the Maturity of the Securities of any series, the Holders of not less than a majority in principal amount of such series of Securities at the time Outstanding (voting as a single class) may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series and except as to a covenant or condition which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected, in which case the consent of the Holder of each Outstanding Security of such series affected shall be required for such waiver. Upon any such waiver the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.07    Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, and unless also the Holders of not less than a majority in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and such notification, request and offer of security or indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 7.08    Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 7.09    Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

Section 8.01    Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Issuer), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.02    Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)    The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)    The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

(d)    The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e)    If the Issuer shall solicit from the Holders of Securities of any series any action, the Issuer may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.03    Persons Deemed Owners.

(a)    The Issuer, the Trustee or any of their agents shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee nor any of their agents shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)    None of the Issuer, the Trustee, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c)    None of the Issuer, the Trustee, the Paying Agent, the Registrar, or any of their agents shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Issuer, the Trustee, the Paying Agent, the Registrar and their agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Members, participants and any beneficial owners. The Issuer, the Trustee, the Paying Agent, the Registrar and their agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Trustee, the Paying Agent, the Registrar or any of their agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any Holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(d)    Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 8.04    Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

Section 9.01    Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a)    to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;

(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XI;

(c)    to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of any or all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the Register of the Issuer. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

Section 9.03    Call of Meetings by Issuer or Securityholders. In case at any time the Issuer or the Holders of at least a majority in aggregate principal amount of the Securities of any or all series then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 10 days after receipt of such request, then the Issuer or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04    Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel. Unless otherwise expressly provided pursuant to Section 3.01 with respect to the Securities of any series, any vote, consent, waiver or other action given or taken by the Holders of any series of Securities at a meeting shall be given or taken, as the case may be, by the Holders of such series of Securities as a separate class.

Section 9.05    Regulation of Meetings.

(a)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Securityholders as provided in Section 9.03, in which case the Issuer or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c)    At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of any series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders of any series duly called pursuant to the provisions of Section 9.02 or 9.03, the presence of Persons holding or representing Securities of such series in an aggregate principal amount sufficient to take action as it concerns the Securities of such series upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06    Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07    No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE X

REPORTS TO HOLDERS AND

SECURITYHOLDERS’ LISTS

Section 10.01    Reports by Trustee.

(a)    So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each anniversary following the date of this Indenture deliver to Holders a brief report which complies with the provisions of such Section 313(a).

(b)    The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Issuer agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

(c)    The Issuer will reimburse the Trustee for all reasonable and documented expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

Section 10.02    Reports by the Parent Guarantor. The Parent Guarantor shall file with the Trustee, within 30 days after the Parent Guarantor is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Reports, information and documents filed by the Parent Guarantor with the SEC via EDGAR (or any successor system thereto) will be deemed filed with the Trustee for purposes of this Section 10.02 as of the time that such reports, information and documents are filed via EDGAR (or any successor system thereto).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s and the Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Following a substitution of the Issuer by the Parent Guarantor pursuant to Section 6.05, references to “Parent Guarantor” in this Section 10.02 shall instead refer to the Issuer.

Section 10.03    Securityholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a)    within 15 days after each Record Date, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

Section 10.04    Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.03 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.03 upon receipt of a new list so furnished.

The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

ARTICLE XI

CONCERNING THE TRUSTEE

Section 11.01    Duties of Trustee.

(a)    Except during the continuance of an Event of Default with respect to the Securities of any series,

(i)    the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates and opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which, by any provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)    In case an Event of Default with respect to the Securities of any series shall have occurred and is continuing, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i)    this Subsection (c) shall not be construed to limit the effect of Subsections (a) or (d) of this Section;

(ii)    the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by the Trustee with respect to the Securities of any series in good faith in accordance with the direction of Securityholders of not less than a majority in principal amount of the Outstanding

Securities of such series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture.

(d)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.

Section 11.02    Rights of Trustee.

(a)    The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)    The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder in good faith and in reliance thereon.

(c)    The Trustee may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Issuer or the Parent Guarantor (or, in the case of the Issuer, any director of the Issuer) as to the adoption of any Board Resolution or resolution of the stockholders of the Issuer or the Parent Guarantor, as the case may be, and any request, direction, order or demand of the Issuer or the Parent Guarantor mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Issuer or the Parent Guarantor (unless other evidence in respect thereof be herein specifically prescribed).

(d)    The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have had if it were not the Trustee or such agent.

(e)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or to invest any money received by it hereunder, except as otherwise agreed in writing with the Issuer.

(f)    Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(g)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(h)    The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(i)    The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(j)    The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer or Holders of not less than 33% of the Outstanding Securities is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(k)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at reasonable times previously notified to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(l)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(m)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(o)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; pandemics or epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 11.03    Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register of the Issuer, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 11.04    Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)    the Trustee shall be entitled to such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(b)    the Issuer shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own gross negligence or willful misconduct; and

(c)    the Issuer also agrees to indemnify the Trustee hereunder for, and to hold it harmless against, any and all loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Parent Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity; provided, however, that the Trustee shall not incur any liability if it fails to so notify and any failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Issuer under this Section 11.04, the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of, premium and interest on any Securities.

Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer to compensate and indemnify the Trustee under this Section 11.04 shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XII.

Without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (e), (f) or (h) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

Section 11.05    Not Responsible for Recitals or Issuance of Securities. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Issuer and the Parent Guarantor; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s or the Parent Guarantor’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 11.06    Eligibility; Disqualification.

(a)    The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)    The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.06 shall be automatically amended to incorporate such changes.

Section 11.07    Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time, upon 30 days prior written notice to the Issuer (unless a shorter period shall be satisfactory to the Issuer), resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Issuer notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee at least 30 days in advance of the proposed effective date of such removal (unless a shorter period shall be satisfactory to the Trustee) and the delivery to the Issuer of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)

the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(2)

the Trustee shall cease to be eligible under Section 11.06 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(3)

the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

In addition, the Issuer may remove the Trustee with respect to Securities of any series without cause if the Issuer gives written notice to the Trustee of such proposed removal at least three months in advance of the proposed effective date of such removal.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 11.04 shall survive its resignation or removal.

Section 11.08    Successor Trustee by Appointment.

(a)    In case at any time the Trustee shall resign, or shall be removed or if a vacancy exists in the office of the Trustee for any reason, with respect to Securities of any or all series, the Issuer shall promptly appoint a successor Trustee. However, if all or substantially all the assets of the Issuer shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, shall promptly appoint a successor Trustee with respect to the Securities of any or all series. Subject to the provisions of Sections 11.06 and 11.07, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of any such series, the Person making such appointment shall forthwith cause notice thereof to be sent to the Holders of Securities of such series at their addresses as the same shall then appear on the Register of the Issuer. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such appointment.

(b)    If any Trustee with respect to the Securities of any series shall resign or be removed and a successor Trustee shall not have been appointed by the Issuer or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Issuer may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.08 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Issuer may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)    Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 11.04. Nevertheless, on the written request of the Issuer or of the successor Trustee, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee with respect to the Securities of such series and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee with respect to the Securities of such series, subject nevertheless to its lien provided for in Section 11.04; and, upon request of any such successor Trustee or the Issuer shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.09    Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.10    Right to Rely on Officer’s Certificate. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.11    Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) acceptable to the Issuer to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a Person organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.11, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of

Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.11.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.11.

Section 11.12    Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

Section 11.13    Tax Withholding. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Issuer hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01    Applicability of Article. The provisions of this Article shall be applicable to the Securities of all series issued pursuant to this Indenture, except as otherwise specified pursuant to Section 3.01.

Section 12.02    Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Issuer Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and the rights of the Holders of the Securities of such series to receive, the principal of and premium, if any, and interest on such Securities as and when the same shall become due and payable and except as otherwise provided in the last paragraph of this Section 12.02), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when,

(a)    either:

(i)    all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.03(e)) have been delivered to the Trustee for cancellation; or

(ii)    all Securities of such series not theretofore delivered to the Trustee for cancellation,

(A)    have become due and payable, or

(B)    will become due and payable at their Stated Maturity within one year, or

(C)    if redeemable at the option of the Issuer (including, without limitation, by operation of any mandatory sinking fund), are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose an amount in cash in the Currency in which such Securities are payable (subject to Section 12.08), U.S. Government Obligations, or a combination thereof, sufficient (without consideration of any investment of such principal and interest) to pay and discharge the entire indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity thereof or, in the case of Securities of such series which are to be called for redemption as contemplated by (C) above, the applicable Redemption Date, as the case may be, and including any Mandatory Sinking Fund Payments as and when the same shall become due and payable; provided, however, that, if the Trustee or any Paying Agent is required to return the monies then on deposit with or held by the Trustee or such Paying Agent to the Issuer or to a trustee in bankruptcy, receiver, conservator or other similar Person, or the Trustee or any Paying Agent is not permitted to apply any such funds to pay the principal of and premium, if any, and interest on the Securities of such series (including to make sinking fund payments) as and when the same shall become due and payable, the obligations of the Issuer and the Parent Guarantor under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b)    the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series; and

(c)    the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Issuer to the Trustee under Section 11.04, the provisions of Sections 3.04, 3.05, 3.06, 3.07, 3.10, 6.02 and 6.03 and this Article XII, and, if the Securities of such series are to be redeemed prior to their Stated Maturity (including, without limitation, pursuant to a mandatory sinking fund), the provisions of Article IV hereof, and, if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into other securities or property, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the obligations of the Trustee under Section 12.07 and Section 6.03(e) shall survive such satisfaction and discharge.

Section 12.03    Defeasance and Covenant Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Issuer’s option, either (x) the Issuer and the Parent Guarantor shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (y) the Issuer and the Parent Guarantor shall cease to be under any obligation to comply with any covenant provided pursuant to Sections 3.01(z), 3.01(aa), 14.01(a), 14.01(g), 14.01(k) or 14.01(p) with respect to Securities of any series and the occurrence of any event specified in Sections 7.01(d) (with respect to any such covenants provided pursuant to Sections 3.01(z), 3.01(aa), 14.01(a), 14.01(g), 14.01(k) or 14.01(p)) shall be deemed not to be or result in an Event of Default with respect to such Securities as provided in this Section (“covenant defeasance”) upon the satisfaction of the applicable conditions set forth below:

(a)    the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in the Currency in which such Securities are payable in an amount, or (ii) U.S. Government Obligations (as defined below) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in the Currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient (without consideration of any investment of such principal and interest) to pay and discharge each installment of principal (including any Mandatory Sinking Fund Payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due and, if the Securities of such series are to be called for redemption as described in clause (d) below, to pay and discharge the Redemption Price on the Securities called for redemption on the applicable Redemption Date;

(b)    no event which is, or after notice or lapse of time or both would become, a Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or with regard to any event specified in Sections 7.01(e) and (f), at any time during the period ending on or prior to the 90th day after the date of such deposit or, (it being understood that this condition shall not be deemed satisfied until after such 90th day);

(c)    if the Securities are to be redeemed prior to the Stated Maturity (other than from Mandatory Sinking Fund Payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee shall have been made;

(d)    if the monies or U.S. Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of and premium, if any, and interest on the Securities of such series (including, without limitation, any Mandatory Sinking Fund Payment) or any portion thereof to be redeemed on a particular Redemption Date (including, without limitation, pursuant to a mandatory sinking fund), the Issuer shall have given to the Trustee irrevocable instructions to redeem such Securities on such date and shall have made arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the name, and at the expense, of the Issuer; and

(e)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Indenture have been complied with.

“Discharged” means, with respect to the Securities of any series, that the Issuer and the Parent Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, all of which shall survive such Discharge and remain in full force and effect with respect to the Securities of such series: (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) Sections 3.04, 3.05, 3.06, 3.07, 6.02 and 6.03, (C) if the Securities of such series are to be redeemed prior to their Stated Maturity, the provisions of Article IV hereof, (D) if the Securities of such series are convertible into or exchangeable for other securities or property, the rights of the Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into such other securities or property, (E) the provisions of this Article XII and (F) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Section 12.04    Repayment to Issuer. The Trustee and any Paying Agent shall promptly pay to the Issuer (or to its designee) upon delivery of an Issuer Order any moneys or U.S. Government Obligations deposited pursuant to Sections 12.02 and 12.03 with respect to the Securities of any series and held by them that are in excess of the monies and/or U.S. Government Obligations that were required to effect the satisfaction and discharge, covenant defeasance or Discharge, as applicable, with respect to the Securities of such series, including any such moneys or obligations held by the Trustee under any trust and security agreement entered into pursuant to Section 12.06. The provisions of Section 6.03(e) shall apply to any money held by the Trustee or any Paying Agent under this Article.

Section 12.05    Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 12.06    Deposits with Trustee. The Issuer shall have irrevocably deposited in trust with the Trustee, money in the Currency in which the Securities of such series are payable or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient (without consideration of any investment of such principal and interest) to pay the principal of and interest on the Outstanding Securities of such Series to Maturity or redemption; provided, however, that the Trustee shall have received an irrevocable written order from the Issuer instructing the Trustee to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities of such series to Maturity or redemption.

Section 12.07    Application of Trust Money.

(a)    Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Issuer in writing to pay thereon.

(b)    Subject to Section 6.03(e), any monies and U.S. Government Obligations which at any time shall be deposited by the Issuer or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited, and such funds shall be applied by the Trustee or Paying Agent in accordance with the provisions of such Securities and this Indenture to the payment of all sums due and to become due on such Securities in respect of principal and premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required by law. Anything in this Indenture to the contrary notwithstanding, neither the Parent Guarantor nor any of its Subsidiaries (including the Issuer) nor any of their respective Affiliates may act as Paying Agent for any Securities in respect of which money or U.S. Government Obligations have been deposited pursuant to this Article XII.

Section 12.08    Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in a Board Resolution of the Issuer, an Issuer Order or in one or more supplemental indentures hereto.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

Section 13.01    No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Parent Guarantor, the Issuer or any of their respective Subsidiaries or Affiliates, or any successor to such parties, either directly or through the Parent Guarantor, the Issuer or such Subsidiary or Affiliate, or any successor to such parties, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Parent Guarantor, the Issuer or any of their respective Subsidiaries or Affiliates, or any successor to such parties, either directly or through Parent Guarantor, the Issuer or any of their respective Subsidiaries or Affiliates, or any successor to such parties, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied therefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

Section 14.01    Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Issuer, the Parent Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a)    to add to the covenants and agreements of the Issuer or the Parent Guarantor, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Issuer or the Parent Guarantor;

(b)    to delete or modify any Events of Default with respect to any series of the Securities, the form and terms of which are being first established pursuant to such supplemental indenture as permitted in Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(c)    to add to or change any of the provisions of this Indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

(d)    to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(e)    to evidence the succession of another entity to the Issuer or the Parent Guarantor, or successive successions, and the assumption by such successor of the covenants and obligations of the Issuer or the Parent Guarantor contained in the Securities of one or more series and in this Indenture or any supplemental indenture (including the substitution of the Issuer by the Parent Guarantor (and simultaneous release of the Guarantee of the Parent Guarantor) pursuant to Section 6.05);

(f)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 11.08(c);

(g)    to secure any series of Securities;

(h)    to evidence any changes to this Indenture pursuant to Sections 11.07, 11.08 or 11.09 hereof as permitted by the terms thereof;

(i)    to cure any ambiguity or inconsistency or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(j)    to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(k)    to add guarantors or co-obligors with respect to any series of Securities or to release guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

(l)    to make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities;

(m)    to provide for uncertificated securities in addition to certificated securities;

(n)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

(o)    to prohibit the authentication and delivery of additional series of Securities; or

(p)    to establish the form and terms of Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Issuer and the Parent Guarantor in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder. Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Issuer, the Parent Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding.

Section 14.02    With Consent of Securityholders; Limitations.

(a)    With the consent of the Holders (evidenced as provided in Article VIII) of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture voting as one class, the Issuer, the Parent Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i)    change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof pursuant to Section 7.02, or change the coin, currency or currency unit in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security into shares of common stock or other securities or property of the Issuer as may be provided pursuant to Section 3.01; or

(ii)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(iii)    adversely change, or release (other than in accordance with Section 6.04 or Section 6.05) the Guarantee; or

(iv)    modify any of the provisions of this Section 14.02, Section 7.06 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 6.06, or the deletion of this proviso, in accordance with the requirements of Sections 11.05 and 14.01(f).

(b)    A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)    It shall not be necessary for the consent of the Securityholders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)    The Issuer may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Issuer as authorized or permitted by this Section.

Section 14.03    Trustee Protected. Upon the request of the Issuer, accompanied by the Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, in the Opinion of Counsel only, that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer and the Parent Guarantor, enforceable against the Issuer and the Parent Guarantor, subject to customary exceptions (and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02), the Trustee shall join with the Issuer and the Parent Guarantor in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.04    Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Parent Guarantor and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.05    Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.06    Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

GUARANTEE

Section 15.01    Guarantee.

(a)     Subject to the provisions of this Article XV and for good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantor hereby fully and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Trustee for such Securities hereunder and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on the Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under this Indenture, according to the terms thereof and of this Indenture. In case of the failure of the Issuer promptly to make any such payment of principal (and premium, if any, on) or interest in accordance with the terms of this Indenture, the Parent Guarantor hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

(b)    The Parent Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or this Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Parent Guarantor increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article VII of this Indenture. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that, other than as set forth under Section 6.04 and Section 6.05, the Guarantee of the Parent Guarantor will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in this Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Parent Guarantor any amount paid either to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(c)    The Parent Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer in respect of any amounts paid to such Holder by the Parent Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.

Section 15.02    Notice to Trustee. The Parent Guarantor shall give prompt written notice to the Trustee for the Securities of such series of any fact known to the Parent Guarantor which prohibits the making of any payment to or by such Trustee in respect of the Guarantee pursuant to the provisions of this Article XV other than any agreement in effect on the date hereof.

Section 15.03    This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of (and premium, if any, on) or interest on the Securities by reason of any provision of this Article XV will not be construed as preventing the occurrence of an Event of Default.

Section 15.04     Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to the Parent Guarantor or consent to any departure by the Parent Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Parent Guarantor and the Trustee for the Securities of such series.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01    Certificates and Opinions as to Conditions Precedent.

(a)    Upon any request or application by the Issuer or the Parent Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Parent Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

(c)    Any certificate, statement or opinion of an officer of the Issuer or the Parent Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Issuer or the Parent Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or the Parent Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)    Any certificate, statement or opinion of an Officer of the Issuer or the Parent Guarantor or of counsel to the Issuer or the Parent Guarantor may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 16.02    Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 16.03    Notices. Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Issuer, the Parent Guarantor or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered, e-mailed or telefaxed to:

(a)    the Issuer or the Parent Guarantor, at 66 Hudson Boulevard East, New York, New York 10001, Attention: Corporate Secretary, Telephone No.: 212-733-2323, email: corporate.goverance@pfizer.com, with a copy to the attention of the Treasurer, Telephone No.: 212-733-2323, email: Treasury2@pfizer.com or at such other address or email or facsimile number as may have been furnished in writing to the Trustee by the Issuer.

(b)    the Trustee, at the Corporate Trust Office of the Trustee, Attention: Trust Administrator, Facsimile No.: 212-815-5595.

Any such notice, demand or other document shall be in the English language.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer and/or the Parent Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing officers or directors with the authority to provide such Instructions (collectively, “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer and/or the Parent Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Parent Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Parent Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer and the Parent Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuer, the Parent Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Parent Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Parent Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Parent Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 16.04    Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

(a)    if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register of the Issuer; provided that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder; or

(b)    if a series of Securities has been issued in the form of one or more Global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor system thereof.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 16.05    Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 16.06    Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.07    Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 16.08    Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.09    Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 16.10    Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 16.11    Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Issuer has appointed the Parent Guarantor as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irremovable prior to a substitution of the Issuer by the Parent Guarantor in accordance with Section 6.05. The Issuer represents that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer and the Parent Guarantor shall be deemed, in every respect, effective service of process upon the Issuer and the Parent Guarantor.

Section 16.12    Office of Foreign Assets Control Sanctions Representations.

(a)    Each of the Issuer and the Parent Guarantor covenants and represents that neither it nor any of its Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively “Sanctions”); and

(b)    Each of the Issuer and the Parent Guarantor covenants and represents that neither it nor any of its Subsidiaries, directors or officers will directly or knowingly indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, in violation of applicable Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, in violation of applicable Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PFIZER INVESTMENT ENTERPRISES PTE. LTD., as Issuer

By:	/s/ Brian James Mc Mahon
Name:	Brian James Mc Mahon
Title:	Director

PFIZER INC., as Parent Guarantor

By:	/s/ Brian Byala
Name	Brian Byala
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name:	Stacey B. Poindexter
Title:	Vice President

[Signature Page to Base Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No.

Pfizer Investment Enterprises Pte. Ltd.

            NOTES DUE 20

No.	$ As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Pfizer Investment Enterprises Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              or registered assigns, the principal sum of              million dollars ($            ), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on             , 20     and to pay interest thereon from             , 20     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-]annually in arrears on             [and             ] in each year, commencing             , 20     at the rate of             % per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be              or             , as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated:            , 20

PFIZER INVESTMENT ENTERPRISES PTE. LTD.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 19, 2023, [as supplemented by a              Supplemental Indenture dated             , 20    ] (as so supplemented, herein called the “Indenture”), among the Issuer, Pfizer Inc. (herein called the “Parent Guarantor”, which term includes any successor Person under the Indenture) and The Bank of New York Mellon (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $            .

Guarantee. This Security is entitled to the benefits of an unconditional and irrevocable guarantee by the Parent Guarantor for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Parent Guarantor, the Trustee and the Holders.

Optional Redemption. The Securities of this series are subject to redemption at the Issuer’s option, at any time and from time to time, in whole or in part, at a Redemption Price equal to             .

For purposes of determining the optional redemption price, the following definitions are applicable:

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the Redemption Date to each registered Holder of the Securities to be redeemed. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions of the Securities called for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than      days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

Except as set forth above, the Securities will not be redeemable by the Issuer prior to maturity [and will not be entitled to the benefit of any sinking fund].

Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Parent Guarantor and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series, with respect to which any default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of all the Outstanding Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Issuer and the Parent Guarantor with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Restrictive Covenants. The Indenture does not limit unsecured debt of the Parent Guarantor or any of its Subsidiaries.

Denominations, Transfer and Exchange. The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee